REINSTATEMENT OF, AND FIRST AMENDMENT TO,
                    AGREEMENT OF SALE AND ESCROW AGREEMENT

     THIS REINSTATEMENT OF, AND FIRST AMENDMENT TO, AGREEMENT OF SALE AND ESCROW AGREEMENT (this "First Amendment"), is entered into as of the ____ day of October, 1996, by and between GREENWALD PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller"), SOUTHERN PROPERTIES FUND, INC., a Florida corporation (the "Purchaser"), and FIRST AMERICAN TITLE INSURANCE COMPANY (the "Escrow Agent").

                             W I T N E S S E T H:

     WHEREAS, Purchaser and Seller entered into that certain Agreement of Sale dated as of August 29, 1996 (the "Agreement"), for the purchase and sale of certain real property located in Orlando, Florida and commonly known as Walden Green Apartments (the "Property").

     WHEREAS, Purchaser, Seller and Escrow Agent entered into that certain Escrow Agreement dated as of September 6, 1996 (the "Escrow Agreement"), which provided for the holding and disposition of the Earnest Money deposited by Purchaser pursuant to the Agreement by Escrow Agent.

     WHEREAS, Purchaser has heretofore delivered to Seller and Escrow Agent a Due Diligence Termination Notice dated September 26, 1996 (the "Termination Notice"), terminating the Agreement.

     WHEREAS, Purchaser and Seller desire to reinstate and amend the Agreement upon the terms and conditions more fully set forth herein.

     WHEREAS, Purchaser and Seller desire to reinstate the Escrow Agreement to provide for the holding and disposition of the Earnest Money heretofore deposited by Purchaser with Escrow Agent.

     WHEREAS, Escrow Agent has agreed to enter into this First Amendment to acknowledge its continuing obligations to hold and distribute the Earnest Money in accordance with the terms and provisions of the Escrow Agreement as modified hereby.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereby as agree as follows:

     1. The Agreement is hereby reinstated and shall remain in full force and effect as if the Termination Notice had not been delivered, except that the Agreement shall be modified by the terms and conditions hereinafter set forth.

     2. Purchaser hereby acknowledges that the Inspection Period has expired and hereby waives its right to terminate the Agreement pursuant to Paragraph
7.1 thereof.

     3. The reference to "Seven Million One Hundred Thousand and No/100 Dollars ($7,100,000.00)" contained in the second line of Paragraph 1 is hereby deleted and inserted in lieu thereof is the following: "Six Million Five Hundred Ninety Thousand and No/100 Dollars ($6,590,000.00)".

     4. Paragraph 2.2 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof: "Upon the reinstatement of this Agreement in accordance with that certain Reinstatement of, and First Amendment to, Agreement of Sale and Escrow Agreement by and among Purchaser, Seller and First American Title Insurance Company (the "First Amendment"), the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the "Additional Earnest Money", and together with the Initial Earnest Money, the "Earnest Money"), to be held in escrow by and in accordance with the provisions of the Escrow Agreement, as amended by the First Amendment."

     5. The first sentence of Paragraph 8 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof: "Subject to the provisions contained in this Agreement, the closing of this transaction (the "Closing") shall be held on November 15, 1996 (the "Closing Date"), at the office of Title Agent, at which time Seller shall deliver the Deed and all other closing documents, as well as possession of the Property, to Purchaser; provided, however, that Purchaser shall have the right to extend the Closing Date to a date on or before December 15, 1996 by providing written notice to Seller and Escrow Agent on or before 5:00 p.m. on November 5, 1996. In the event that Purchaser elects to extend the Closing Date, Purchaser shall deliver to Escrow Agent the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) as an additional earnest money deposit to be credited against the Purchase Price at Closing."

     6. The third sentence of Paragraph 21 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof: "Seller agrees not to enter into any other service contracts affecting the Property which cannot be terminated on thirty (30) days' prior written notice without a termination fee."

     7. Paragraph 2 of the Escrow Agreement is hereby deleted in its entirety.

     8. Paragraph 3 of the Escrow Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof: "Upon the reinstatement of this Agreement in accordance with that certain Reinstatement of, and First Amendment to, Agreement of Sale and Escrow Agreement by and among Purchaser, Seller and First American Title Insurance Company (the "First Amendment"), Purchaser shall deliver to Escrow Agent the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the "Additional Earnest Money", and together with the Initial Earnest Money, the "Earnest Money"); provided, however, that Purchaser shall have the right to extend the Closing Date to a date on or before December 15, 1996 by providing written notice to Seller and Escrow Agent on or before 5:00 p.m. on November 5, 1996. In the event that Purchaser elects to extend the Closing Date, Purchaser shall deliver to Escrow Agent the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) as an additional earnest money deposit to be credited against the Purchase Price at Closing."

     9. The first sentence of Paragraph 4 of the Escrow Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof: "On November 15, 1996 or at such other date as Seller and Purchaser may, in writing, advise Escrow Agent is the applicable closing date (the "Closing Date"), Escrow Agent shall deliver all funds then held in the escrow to Seller."

     10. Except as amended and modified hereby, each of the Agreement and the Escrow Agreement shall be and remain unmodified and in full force and effect in accordance with its terms, and each and every one of its provisions, as amended and modified by this First Amendment, are hereby adopted, ratified and affirmed. In the event of any conflict between the Agreement or the Escrow Agreement and this First Amendment, the terms, conditions and provisions hereof shall govern.

     11. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

     12. All defined terms used but not otherwise defined in this First Amendment shall have the meanings ascribed thereto in the Agreement and/or the Escrow Agreement, as applicable.

     13. All references in this First Amendment to "this Agreement" or "this Escrow Agreement shall include this First Amendment, as applicable.





                           [EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their authorized representatives as of the day and year first above written.

                              PURCHASER:

                              SOUTHERN PROPERTIES FUND, INC., a Florida corporation

                              By:
                                   -------------------------------------
                              Name:
                                   -------------------------------------
                              Its:
                                   -------------------------------------


                              SELLER:

                              GREENWALD PARTNERS LIMITED PARTNERSHIP, an
                              Illinois limited partnership

                              By:  Greenwald Partners, Inc., an Illinois
                                   corporation

                                   By:
                                        ---------------------------------
                                   Name:
                                        ---------------------------------
                                   Its:
                                        ---------------------------------

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE
COMPANY


By:
     --------------------------
Name:
     --------------------------
Its:      Authorized Agent